EXHIBIT 99.1

RALPH LAUREN PRESENTS ITS STRATEGIC GROWTH PLAN, "WRITING OUR NEXT GREAT CHAPTER" AND LONG TERM FINANCIAL OUTLOOK

•	Strategic Growth Plan, "Writing Our Next Great Chapter," To Deliver Sustainable, Long-Term Growth And Value Creation
•	Five-Year Financial Outlook Includes Low to Mid-Single Digit Revenue Compounded Annual Growth Rate and Mid-Teen Operating Margin by Fiscal 2023 in Constant Currency, Excluding Restructuring Charges
•	Additional $1 Billion Stock Repurchase Program and a 25% Dividend Increase Authorized by the Board of Directors
•	Linda Kozlowski, COO of Etsy, To Be Added To the Board of Directors

NEW YORK--(BUSINESS WIRE)— Ralph Lauren Corporation (NYSE:RL), a global leader in the design, marketing, and distribution of premium lifestyle products, will be hosting a meeting for investors and analysts today to present its strategic growth plan, "Writing Our Next Great Chapter," to deliver sustainable long-term growth and value creation, and to discuss the Company's long term financial outlook.

As part of its strategic plan, the Company intends to execute on the following five strategic priorities:

•	Win over a new generation of consumers
•	Energize core products and accelerate under-developed categories
•	Drive targeted expansion in its regions and channels
•	Lead with digital across all activities
•	Operate with discipline to fuel growth

"As we reflect on 50 years, I am so energized by the work we are doing to build the future for our Company and iconic brand," said Ralph Lauren, Executive Chairman and Chief Creative Officer. "With a clear plan, Patrice's leadership and our dedicated, passionate teams all over the world, we are reigniting the entrepreneurial spirit that is at the heart of our heritage and culture."

"We are confident that with our clear strategic plan in place, we can return Ralph Lauren to sustainable long-term growth and value creation," said Patrice Louvet, President and Chief Executive Officer. "We are building on a solid foundation, starting with our iconic Ralph Lauren brand, our engaged global organization and a strong balance sheet. By putting the consumer back at the center of our business, elevating and energizing our brands and balancing productivity with growth, we'll be well-positioned to deliver our next great chapter."

Long-Term Financial Outlook

The Company is reiterating its Fiscal 2019 guidance that was recently provided on its earnings call on May 23rd and introducing its five-year financial outlook. This outlook is in constant currency and excludes restructuring charges.

Over the next five years, from Fiscal 2018 to Fiscal 2023, the Company expects revenue to grow at a compounded annual growth rate of low to mid-single digits in constant currency. In addition, the Company is targeting a return to revenue growth in Fiscal 2020 in constant currency.

Operating margin is expected to expand to mid-teens by Fiscal 2023, in constant currency. In addition, marketing spend is expected to grow to approximately 5% of revenue by Fiscal 2023.

In addition, capital expenditures are expected to represent 4-5% of revenue by Fiscal 2023.

Dividend Increase and Share Repurchase Authorization

The Company's Board of Directors declared a 25% increase in the regular quarterly cash dividend on the Company's Common Stock. The new quarterly cash dividend is $0.625 per share.  This represents a new annual dividend of $2.50 per share. The next quarterly dividend is payable on July 13, 2018 to shareholders of record at the close of business on June 29, 2018.

In addition, the Company's Board of Directors authorized an additional $1 billion stock repurchase program permitting the Company to purchase shares of Class A Common Stock, subject to overall business and market conditions. This amount is in addition to the $100 million available at the end of the fourth quarter of Fiscal 2018 as part of a previously authorized stock repurchase program, bringing the Company's total current authorization to $1.1 billion.

The Company plans to return 100% of free cash flow to shareholders over the next five years, returning over $2.5 billion on a cumulative basis through Fiscal 2023 through dividends and repurchases.

Fiscal 2019 Restructuring Activities

The Company's Board of Directors approved a restructuring plan associated with the Company's strategic objective of operating with discipline to drive sustainable long-term growth (the "Fiscal 2019 Restructuring Plan"). The Company expects to incur restructuring charges of $100-$150 million in connection with its Fiscal 2019 Restructuring Plan, associated with activities primarily related to the rightsizing and consolidation of its global distribution network and corporate offices, and through severance actions.

These charges are expected to be substantially recognized by the end of Fiscal 2019 and are in addition to the $100 million of Way Forward Plan charges that are expected to be recognized in Fiscal 2019.

The Company expects its Fiscal 2019 Restructuring Plan activities to result in approximately $60-$80 million of gross annualized expense savings. This is in addition to the cost savings realized associated with the Company's Way Forward Plan.

New Addition to the Board of Directors

In addition to the recent announcement that Michael George joined the Company's Board of Directors and Angela Ahrendts agreed to be nominated to join in August, the Company today announced that Linda Findley Kozlowski, COO at Etsy, agreed to be nominated to join the Company's Board in August. A separate release provides more detail on this announcement.

Change in Definition of Comparable Store Sales

Effective beginning the first quarter of Fiscal 2019, the Company changed its definition of comparable store sales to reflect the change in sales of the Company's stores that have been open for at least 13 full fiscal months. This aligns with general retail industry practice and provides a more relevant measure of performance.

More details regarding the matters set forth in this press release can be found in our Form 8-K filed this morning with the Securities & Exchange Commission.

Investor Day Webcast

Today's investor meeting will be webcast live on the Company's investor relations website at http://investor.ralphlauren.com from approximately 9 A.M. to 3 P.M. Eastern, and will be archived on the website for approximately one year after the event.

The Company will present its strategic growth plan, and several members of management will speak including: Ralph Lauren, Executive Chairman and Chief Creative Officer; Patrice Louvet, President and Chief Executive Officer; Jonathan Bottomley, Chief Marketing Officer; Valerie Hermann, President of Global Brands; David Lauren, Chief Innovation Officer; Jeff Kuster, President of North America; Howard Smith; President of International; and Jane Nielsen, Chief Financial Officer.

ABOUT RALPH LAUREN
Ralph Lauren Corporation (NYSE:RL) is a global leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For 50 years, Ralph Lauren's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include Ralph Lauren, Ralph Lauren Collection, Ralph Lauren Purple Label, Polo Ralph Lauren, Double RL, Lauren Ralph Lauren, Polo Ralph Lauren Children, Chaps, and Club Monaco, among others, constitute one of the world's most widely recognized families of consumer brands. For more information, go to http://investor.ralphlauren.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release and oral statements made from time to time by representatives of the Company (including without limitation, as part of the Investor Day presentation) contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-

looking statements include the statements under "Long-Term Financial Outlook," statements describing our "Writing Our Next Great Chapter" plan, and statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, employee reductions, margins, expenses, expense savings, earnings, dividends, share repurchases and total shareholder return, and are indicated by words or phrases such as "anticipate," "estimate," "expect," "project," "we believe," "can" and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: the loss of key personnel, including Mr. Ralph Lauren, or other changes in our executive and senior management team or to our operating structure, and our ability to effectively transfer knowledge during periods of transition; our ability to successfully implement our long-term growth strategy and achieve anticipated operating enhancements and cost reductions from our restructuring plans; the impact to our business resulting from investments and other costs incurred in connection with the execution of our long-term growth strategy, including restructuring-related charges, which may be dilutive to our earnings in the short term; our ability to continue to expand or grow our business internationally and the impact of related changes in our customer, channel, and geographic sales mix as a result; our ability to open new retail stores, concession shops, and digital commerce sites in an effort to expand our direct-to-consumer presence; the impact to our business resulting from changes in consumers' ability, willingness, or preferences to purchase premium lifestyle products that we offer for sale and our ability to forecast consumer demand, which could result in either a build-up or shortage of inventory; our ability to continue to maintain our brand image and reputation and protect our trademarks; our ability to effectively manage inventory levels and the increasing pressure on our margins in a highly promotional retail environment; the impact to our business resulting from potential costs and obligations related to the early closure of our stores or termination of our long-term, non-cancellable leases; the impact of economic, political, and other conditions on us, our customers, suppliers, vendors, and lenders; our ability to secure our facilities and systems and those of our third-party service providers from, among other things, cybersecurity breaches, acts of vandalism, computer viruses, or similar Internet or email events; our efforts to successfully enhance, upgrade, and/or transition our global information technology systems and digital commerce platform; a variety of legal, regulatory, tax, political, and economic risks, including risks related to the importation and exportation of products, tariffs, and other trade barriers which our operations are currently subject to, or may become subject to as a result of potential changes in legislation, and other risks associated with our international operations, such as compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments, and the burdens of complying with a variety of foreign laws and regulations, including tax laws, trade and labor restrictions, and related laws that may reduce the flexibility of our business; changes in our tax obligations and effective tax rate due to a variety of other factors, including potential additional changes in U.S. or foreign tax laws and regulations, accounting rules, or the mix and level of earnings by jurisdiction in future periods that are not currently known or anticipated; the impact to our business resulting from the recently enacted U.S. tax legislation commonly referred to as the Tax Cuts and Jobs Act, including related changes to our tax obligations and effective tax rate in future periods, as well as the enactment-related charges that were recorded during Fiscal 2018 on a provisional basis based on a reasonable estimate and are subject to change, all of which could differ materially from our current expectations and/or investors' expectations; the impact to our business resulting from the United Kingdom's decision to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; the impact to our business resulting from increases in the costs of raw materials, transportation, and labor; our exposure to currency exchange rate fluctuations from both a transactional and translational perspective; the potential impact to our business resulting from the financial difficulties of certain of our large wholesale customers, which may result in consolidations, liquidations, restructurings, and other ownership changes in the retail industry, as well as other changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors; the potential impact on our operations and on our suppliers and customers resulting from natural or man-made disasters; the impact to our business of events of unrest and instability that are currently taking place in certain parts of the world, as well as from any terrorist action, retaliation, and the threat of further action or retaliation; our ability to maintain our credit profile and ratings within the financial community; our ability to access sources of liquidity to provide for our cash needs, including our debt obligations, tax obligations, payment of dividends, capital expenditures, and potential repurchases of our Class A common stock, as well as the ability of our customers, suppliers, vendors, and lenders to access sources of liquidity to provide for their own cash needs; the potential impact to the trading prices of our securities if our Class A common stock share repurchase activity and/or cash dividend payments differ from investors' expectations; our intention to introduce new products or enter into or renew alliances; changes in the business of, and our relationships with, major department store customers and licensing partners; our ability to make certain strategic acquisitions and successfully integrate the acquired businesses into our existing operations; and other risk factors identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPPLEMENTAL FINANCIAL INFORMATION
Since Ralph Lauren Corporation is a global company, the comparability of its operating results reported in U.S. Dollars is also affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. Dollar. These rate fluctuations can have a significant effect on the Company's reported results. As such, in addition to financial measures prepared in accordance with generally accepted accounting principles ("U.S. GAAP"), the Company's discussions often contain references to constant currency measures, which are calculated by translating the current-year and prior-year reported amounts into comparable amounts using a single foreign exchange rate for each currency. The Company presents constant currency financial information, which is a non-U.S. GAAP financial measure, as a supplement to its reported operating results. The Company uses constant currency information to provide a framework to assess how its businesses performed excluding the effects of foreign currency exchange rate fluctuations. Management believes this information is useful to investors to facilitate comparisons of operating results and better identify trends in the Company's businesses. The constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, the Company's operating performance measures calculated in accordance with U.S. GAAP.

In addition, the Company's long-term financial outlook excludes restructuring-related and other one-time charges. The Company uses non-U.S. GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding items that are not comparable from period to period helps investors and others compare operating performance between two periods. While the Company considers the non-U.S. GAAP measures useful in analyzing its results, they are not intended to replace, nor act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-U.S. GAAP measures reported by other companies.

The Company is not able to provide a full reconciliation of the non-GAAP financial measures to GAAP because certain material items that impact these measures, such as the timing and exact amount of charges related to our restructuring plans, have not yet occurred or are out of the Company's control. Accordingly, a reconciliation of our non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort. The Company has identified the estimated impact of the items excluded from its long-term financial outlook. Specifically, the Company's long-term financial outlook excludes estimated pretax charges of approximately $100 million related to its Way Forward Plan and approximately $100-150 million related to its Fiscal 2019 Restructuring Plan.

Contacts

Investor Relations:
Evren Kopelman, 212-813-7862
Or
Corporate Communications:
Katie Ioanilli, 212-205-5947
rl-press@ralphlauren.com